Exhibit 99.1

LENSAR® Reports Second Quarter 2026 Results and Provides Business Update

10 ALLY Robotic Cataract Laser Systems® (“ALLY System”) Placements in Second Quarter 2026; Backlog of 13 ALLY Systems as of June 30, 2026

Second Quarter Recurring Revenue was $13.7 million

Total Laser Installed Base Climbs to 445 Systems, Driven by 30% Growth in ALLY Placements

ORLANDO, Fla. (Aug 13, 2026) - LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the quarter ended June 30, 2026 and provided an update on key operational initiatives.

“In all metrics we delivered a significant second quarter, highlighted by 18% total revenue growth and 20% recurring revenue growth over the second quarter of 2025, and our strongest Adjusted EBITDA performance to date along with positive Net Income. These results reflect the continued strength of our business model, increasing utilization across our installed base, and sustained demand for the ALLY System,” said Nick Curtis, President and CEO of LENSAR. “Importantly, procedure revenue grew 23% over the second quarter last year as surgeons continued to increase the number of procedures performed using ALLY, reinforcing our belief in the solid health of our underlying business in realizing the long-term potential of our recurring revenue model. The growth we achieved during the second quarter gives us continued confidence in the trajectory of the business. Our increasing installed base, expanding recurring revenue and healthy backlog of pending installations exiting the second quarter position us well as we continue executing on our commercial strategy, LENSAR maintains a sharp focus on driving long-term value for our shareholders, as well as our surgeon partners and the patients they serve.”

LENSAR Q2 2026 Financial Summary

Metric	Q2 2026	Q2 2025	% Change
Revenue	$16.5M	$13.9M	+18%
Recurring revenue	$13.7M	$11.4M	+20%
Procedure revenue	$10.2M	$8.3M	+23%
Procedure volume	58,682	52,100	+13%
Recurring revenue %	83%	82%	+1%
Total Laser Installed Base	445	410	+9%
Total ALLY Installed Base	215	165	+30%
Net Income (Loss)	$3.5M	$(1.8)M	N/M
Adjusted EBITDA	$3.6M	$(0.3)M	N/M

*N/M = Not meaningful due to change from a loss to positive earnings.

Second Quarter 2026 Financial Results

In addition to the revenue growth summarized above, during the three months ended June 30, 2026, the Company placed 10 ALLY Systems, bringing the total installed ALLY base to approximately 215 at quarter end. As of June 30, 2026, the Company had a backlog of 13 ALLY Systems pending installation.

The following table provides information about revenue and recurring revenue, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
System	$2,809	$2,576	$3,645	$5,208
Recurring revenue:
Procedure	10,233	8,334	19,473	16,620
Lease	1,772	1,645	3,453	3,529
Service	1,681	1,380	3,352	2,737
Total recurring revenue	13,686	11,359	26,278	22,886
Total revenue	$16,495	$13,935	$29,923	$28,094
Recurring revenue %	83%	82%	88%	81%

The following table provides information about procedure volume:

	2026	2025	2024
Q1	54,094	52,347	39,486
Q2	58,682	52,100	42,203
Total	112,776	104,447	81,689

Net income and Adjusted EBITDA increased due to improved revenue, lower operating expenses, and a $1.1 million tariff refund. Net income growth was offset by lower non-cash income related to the change in fair value of warrant liabilities.

Cash, cash equivalents, and investments totaled $13.6 million as of June 30, 2026, compared to $18.0 million at December 31, 2025.

Conference Call

LENSAR management will host a conference call and live webcast to discuss the results and provide an update on the Company’s go-forward strategy today, August 13, 2026, at 8:30 a.m. ET.

To participate by telephone, please use this registration link. All participants must use the link to complete the online registration process in advance of the conference call. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. The call and webcast replay will be available for 30 days.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System® as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding trends in worldwide procedure volume, ALLY’s commercialization and the Company’s operational and financial performance and long-term strategic goals. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: any anticipated effects of the termination of the agreement governing the merger on the value of our common stock; the outcome of any legal proceedings that may be instituted against us and others relating to the merger; our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures or enacted tariffs affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and manage our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; and risks related to our intellectual property and other intellectual property matters. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth
Mike Rossi, Interim CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com

Non-GAAP Financial Measures: The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and acquisition-related income and costs provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges, and acquisition-related income and costs are not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
Net income (loss)	$3,535	$(1,764)	$39,867	$(29,109)
Less: Interest income	(171)	(193)	(316)	(352)
Add: Depreciation expense	878	865	1,782	1,709
Add: Amortization expense	228	230	457	462
EBITDA	4,470	(862)	41,790	(27,290)
Add: Stock-based compensation expense	347	766	1,037	1,420
Add: Change in fair value of warrant liabilities	(1,230)	(4,332)	(25,178)	17,382
Add: Acquisition-related costs	—	4,174	(4,373)	8,399
Less: Acquisition-related income	—	—	(10,000)	—
Adjusted EBITDA	$3,587	$(254)	$3,276	$(89)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Product	$13,042	$10,910	$23,118	$21,828
Lease	1,772	1,645	3,453	3,529
Service	1,681	1,380	3,352	2,737
Total revenue	16,495	13,935	29,923	28,094
Cost of revenue (exclusive of amortization)
Product	3,839	4,315	7,786	8,781
Lease	851	859	1,740	1,689
Service	2,029	1,737	4,239	3,475
Total cost of revenue	6,719	6,911	13,765	13,945
Operating expenses
Selling, general and administrative expenses	6,141	11,658	8,670	22,807
Research and development expenses	1,273	1,425	2,658	2,959
Amortization of intangible assets	228	230	457	462
Total operating expenses	7,642	13,313	11,785	26,228
Operating income (loss)	2,134	(6,289)	4,373	(12,079)
Other income (expense)
Change in fair value of warrant liabilities	1,230	4,332	25,178	(17,382)
Acquisition-related income	—	—	10,000	—
Other income, net	171	193	316	352
Net income (loss)	3,535	(1,764)	39,867	(29,109)
Other comprehensive income (loss)
Change in unrealized loss on investments	—	(6)	(4)	(9)
Net income (loss) and comprehensive income (loss)	$3,535	$(1,770)	$39,863	$(29,118)
Income (loss) per common share:
Basic	$0.14	$(0.15)	$1.62	$(2.46)
Diluted	$0.10	$(0.15)	$0.61	$(2.46)
Weighted-average number of common shares used in calculation of net income (loss) per common share:
Basic	12,297	11,937	12,230	11,856
Diluted	23,027	11,937	24,024	11,856

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$13,565	$12,974
Short-term investments	—	5,004
Accounts receivable, net of allowance of $79 and $62, respectively	6,170	6,377
Notes receivable, net of allowance of $10 and $6, respectively	501	295
Inventories	24,871	21,520
Prepaid and other current assets	1,919	601
Total current assets	47,026	46,771
Property and equipment, net	445	505
Equipment under lease, net	14,414	15,485
Notes and other receivables, long-term, net of allowance of $12 and $15, respectively	582	731
Intangible assets, net	4,734	5,191
Other assets	2,357	2,747
Total assets	$69,558	$71,430
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$11,193	$18,982
Accrued liabilities	4,728	7,771
Deferred revenue	2,927	3,074
Operating lease liabilities	792	747
Acquisition-related deposit	—	10,000
Total current liabilities	19,640	40,574
Long-term accounts payable	3,750	—
Long-term operating lease liabilities	1,589	1,988
Warrant liabilities	15,016	40,194
Other long-term liabilities	874	909
Total liabilities	40,869	83,665
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at June 30, 2026 and December 31, 2025; 20 shares issued and outstanding at June 30, 2026 and December 31, 2025; aggregate liquidation preference of $20,000 at June 30, 2026 and December 31, 2025	13,784	13,784
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share, 9,980 shares authorized at June 30, 2026 and December 31, 2025; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at June 30, 2026 and December 31, 2025; 12,282 and 11,993 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	123	120
Additional paid-in capital	152,490	151,432
Accumulated other comprehensive income	—	4
Accumulated deficit	(137,708)	(177,575)
Total stockholders’ equity (deficit)	14,905	(26,019)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$69,558	$71,430